Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of February 28, 2026. The following table provides a breakdown of the major components of our Net Asset Value as of February 28, 2026 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $1,585,706)	$1,603,117
Cash and cash equivalents	210,877
Other assets	256,230
Other liabilities	(316,230)
Distribution payable	(15,026)
Accrued performance fee	(2)
Management fee payable	(1,536)
Net Asset Value	$1,737,430
Number of outstanding shares	67,587,897

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of February 28, 2026 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of February 28, 2026
Series I
A-I Shares	$41,683	1,647,846	$25.30
F-I Shares	$124,462	4,891,441	$25.44
F-S Shares	$3	110	$25.55
P-I Shares	$562	22,431	$25.07
P-S Shares	$8,710	347,568	$25.06
E Shares	$156	6,067	$25.66
T-I Shares	$45,152	1,758,618	$25.67
T-S Shares	$73,207	2,858,317	$25.61
I Shares	$14,524	567,334	$25.60
S Shares	$3	110	$25.67
V Shares	$1	40	$25.70
Series II
A-I Shares	$78,483	3,082,228	$25.46
F-I Shares	$402,663	15,707,695	$25.63
F-S Shares	$71	2,757	$25.58
P-I Shares	$1,379	52,812	$26.11
P-S Shares	$165,985	6,446,463	$25.75
E Shares	$55,058	2,187,186	$25.17
T-I Shares	$146,479	5,641,443	$25.96
T-S Shares	$154,393	5,984,096	$25.80
I Shares	$226,740	8,758,588	$25.89
S Shares	$3	110	$25.92
BD Shares	$197,712	7,624,598	$25.93
V Shares	$1	40	$25.60
Total	$1,737,430	67,587,897